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                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 24, 2000, except as to the poolings of interests described in Note 4 which are as of May 22, 2000, relating to the consolidated financial statements, which appears in Lionbridge Technologies, Inc.'s Current Report on Form 8-K/A filed July 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 28, 2000